UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

UBIQUITI NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 E. Tasman Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 942-3085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 21, 2012, the board of directors (the “Board”) of Ubiquiti Networks, Inc. (the “Company”) appointed Bill Gurley as a Class I director to serve for the remainder of the Class I director term or until his successor is duly elected and qualified. Mr. Gurley will also serve as a member of the audit committee of our Board (the “Audit Committee”). The Board has affirmatively determined that Mr. Gurley meets the independence criteria for board and audit committee members and that he qualifies as an “audit committee financial expert” under federal securities laws and the listing standards of The NASDAQ Stock Market.

In connection with the appointment of Mr. Gurley to the Board and Audit Committee, the Board has accepted the resignation of John L. Ocampo from the Audit Committee, such that the Audit Committee is now composed of Robert M. Van Buskirk (chair), Charles J. Fitzgerald and Mr. Gurley. The Company and Mr. Gurley intend to enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-174974) as declared effective by the Securities and Exchange Commission on October 13, 2011.

There are no understandings or arrangements between Mr. Gurley or any other person and the Company or any of its subsidiaries pursuant to which Mr. Gurley was elected to serve as a director. There are no family relationships between Mr. Gurley and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Gurley or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Gurley is a general partner of Benchmark Capital, a venture capital firm, which he joined in March 1999. Prior to joining Benchmark Capital, Mr. Gurley was a partner with Hummer Winblad Venture Partners, a venture capital firm, and a research analyst for Credit Suisse First Boston, an investment bank. Mr. Gurley holds a Master of Business Administration degree from the University of Texas and a Bachelor of Science degree in Computer Science from the University of Florida.

On March 22, 2012, we issued a press release announcing Mr. Gurley’s appointment to our board of directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Ubiquiti Networks, Inc. issued March 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

Date: March 27, 2012	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Ubiquiti Networks, Inc. issued March 22, 2012.